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                                                                    EXHIBIT 5.1


                 [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]




                                January 9, 2004

Board of Directors
First National Bankshares of Florida, Inc.
2150 Goodlette Road North
Naples, Florida 34102


Ladies and Gentlemen:

         We have acted as counsel for First National Bankshares of Florida, Inc. (the "Company") in connection with the registration, pursuant to a Registration Statement (the "Registration Statement") on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), of 2,000,000 shares of the Company's $.01 par value common stock ("Common Stock") pursuant to the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan").

         In connection therewith, we have examined the following:

                  (1) The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Florida;

                  (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

                  (3) Resolutions of the Board of Directors of the Company approving the Plan, certified by the Secretary of the Company;

                  (4) Certificate of Status with respect to the Company, issued by the Secretary of State of the State of Florida;

                  (5) A certificate of an authorized representative of the Company's transfer agent with respect to the number of shares of the Common Stock outstanding as of the date hereof; and

                  (6)      The Registration Statement.


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Board of Directors
First National Bankshares of Florida, Inc.
January 9, 2004
Page 2


         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the 2,000,000 shares of Common Stock covered by the Registration Statement have been legally authorized by the Company and, when issued and sold in accordance with the terms of the Plan as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Sincerely,

                                        SMITH, GAMBRELL & RUSSELL, LLP

                                        /s/ Robert C. Schwartz

                                        Robert C. Schwartz